EXHIBIT 99.1
                                                                    ------------





FOR IMMEDIATE RELEASE

 Corey M. Horowitz, Chairman and CEO
 Network-1 Security Solutions, Inc.
 (212) 829-5770



     COURT SETS MARKMAN HEARING AND TRIAL DATE FOR '930 PATENT INFRINGEMENT
            LITIGATION AGAINST D-LINK SYSTEMS AND D-LINK CORPORATION

          COURT ALSO DENIES ALL MOTIONS TO DISMISS OR TRANSFER THE CASE

     NEW YORK, FEBRUARY 9, 2006 - Network-1 Security Solutions, Inc. today announced that, at a case management proceeding on February. 7, 2006, in Network-1's patent infringement litigation against D-Link Systems Inc. and its corporate parent D-Link Corporation, Inc. of Taiwan involving United States Patent No. 6,218,930 in the United States District Court for the Eastern District of Texas, Tyler Division, Judge Leonard Davis set a Markman hearing on claim construction for September 19, 2006 and set a trial date of March 7, 2007.

     In addition, at the proceeding, all of the outstanding motions to dismiss or transfer the case made by the D-Link defendants were denied by Judge Davis and each is expected to file answers with the Court within 20 days. As a result of these denials, Network-1's patent infringement case against D-Link Systems and D-Link Corporation will proceed in the Eastern District of Texas, Tyler Division in a manner consistent with the timetable and rules established by the Court.

     "The D-Link defendants have spent the last six months filing numerous motions in an unsuccessful attempt to avoid dealing with the merits of our case," commented Corey M. Horowitz, Chairman and CEO of Network-1. "I am pleased that after these rulings the litigation will proceed on a timely basis."
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ABOUT NETWORK-1 SECURITY SOLUTIONS, INC.

Network-1 Security Solutions, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. As part of its business strategy it is offering licenses to third parties who Network-1 believes could benefit from the technologies covered by its patents. In February 2004, the Company initiated its licensing efforts relating to its patent (U.S. Patent No. 6,218,930) covering the remote delivery of power over Ethernet cables.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING THE COMPANY'S BUSINESS PLANS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISK FACTORS AND UNCERTAINTIES AS DISCLOSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 INCLUDING, AMONG OTHERS, THE ABILITY OF NETWORK-1 TO OBTAIN LICENSE AGREEMENTS FROM THIRD PARTIES FOR ITS PATENT PORTFOLIO, UNCERTAINTY OF PATENT LITIGATION, THE COMPANY'S ABILITY TO ACHIEVE REVENUES AND PROFITS FROM ITS PATENT PORTFOLIO, THE COMPANY'S ABILITY TO RAISE CAPITAL WHEN NEEDED, FUTURE ECONOMIC CONDITIONS AND TECHNOLOGY CHANGES AND LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS. EXCEPT AS OTHERWISE REQUIRED TO BE DISCLOSED IN PERIODIC REPORTS, THE COMPANY EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.